SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

First Choice Healthcare Solutions, Inc.

 (Exact Name of Issuer as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901

 (Address of principal executive offices including zip code)

(321) 725-0090

 (Registrant's telephone number, including area code)

Medical Billing Assistance, Inc.

(Former Name or Former Address, if Changed Since Last Report)

 Copies to:

Andrea Cataneo, Esq.

Andrew Smith, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2012, First Choice Healthcare Solutions, Inc. (the “Company”) issued a press release announcing the appointment to the board of directors of Mel Lazar and Mr. Colin Halpern , as previously disclosed in the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 15, 2012. A copy of the press release is filed herewith.

Mr. Lazar, (73) was the managing partner of the accounting firm of Lazar Levine and Felix LLP (“LLF”), which he founded in 1968. In 2009, the firm was merged into ParenteBeard LLC and he continues as an employee and consultant of the firm. Since 2002, Mr. Lazar has been a Board Member and Audit Committee Chairman of several public companies, including: Arbor Realty Trust, Inc., where he continues to serve, and Enzo Biochem, Inc., from which he retired in 2010. Mr. Lazar has more than 40 years of experience in auditing, reviewing, initial public offerings (IPO) registrations, all periodic filings, and SEC compliance matters. Mel has overseen implementing, testing and continued compliance with Section 404 internal control requirements. He has coordinated internal auditors, financial staff, outside consultants, and independent auditors in first year and continuing 404 compliance. LLF was an early member of the Public Companies Practice Section of the American Institute of Certified Public Accountants (AICPA) and the Public Companies Accounting Oversite Board (PCAOB). Mr. Lazar received a Bachelor of Business Administration (BBA) from the City College of New York (now Baruch College) in 1960 and became a Certified Public Accountant (CPA) in 1964.

Mr. Halpern (75) is the Non-Executive Vice Chairman of Domino’s Pizza Group UK & IRL plc, the holder of the Domino’s Pizza Master Franchise Agreement for the UK and Republic of Ireland. Mr. Halpern acquired the Domino’s Pizza Master Franchise Agreement in 1993 through International Franchise Systems Inc. In November 1999, with Mr. Halpern as Chairman, the company was taken public and listed on London Stock Exchange. Mr. Halpern is the Managing Director of HS Real Company LLC, Chairman of Calumet Holdings LLC, Dayenn Limited and Non-Executive Director of several other companies.

Mr. Halpern and Mr. Lazar have been determined by the Board to be independent directors. Both will serve on the Board’s Audit Committee and Compensation Committee. Mr. Lazar qualifies as a “financial expert” for SOX purposes and shall chair the Audit Committee.

As compensation for their service for the first six months of their initial term Mr. Halpern and Mr. Lazar each shall receive 30,000 shares of the Company’s restricted common stock, to be issued with a date of October 2, 2012 (the date each agreed to board service), valued at $1.50 per share (which was the midday average of the bid and asked prices on that date for the Company’s publicly traded common stock).

Item 8.01 Other Events.

The Company also announced in the press release that the Company completed the installation of a GE Healthcare Optima MR450w 1.5T with “GEM” suite MRI scanner and a GE Digital X-ray at its multi-specialty medical center in Melbourne, Florida. These additions to the center were successfully completed during the third fiscal quarter, ahead of schedule.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company, dated November 20, 2012, filed herewith.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

First Choice Healthcare Solutions, Inc.

Dated: November 26, 2012	By:	/s/ Christian Romandetti
Christian Romandetti
Chief Executive Officer